UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 15, 2010

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2010, Cal-Maine Foods, Inc., (the “Company”) announced that the Board of Directors appointed Adolphus B. Baker to President and Chief Executive Officer (“CEO”) of the Company on October 15, 2010. Mr. Baker, 53, has served as President and Chief Operating Officer of the Company since January 1997. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has been a director of the Company since 1991 and is past chairman of American Egg Board, United Egg Producers, and Egg Clearinghouse, Inc. Mr. Baker is currently a director of Mississippi Poultry Association, United Egg Producers, Eggland’s Best, Inc., and Trustmark Corporation, Jackson, Mississippi. The Company owns approximately 29.1 percent of the non-voting stock of Eggland’s Best, Inc. (“Eggland’s Best”), a specialty egg marketing firm, and during the fiscal year ended May 29, 2010, the Company paid approximately $17,400,000 to Eggland’s Best for merchandising services. Mr. Baker is also the son-in-law of Fred Adams, Jr., the Company’s former CEO and founder of the Company, who will continue to serve as the Company’s Chairman of the Board of Directors. The Company’s press release dated October 15, 2010 announcing this appointment is furnished as exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company amended Article V of the Company’s Bylaws, effective October 15, 2010, to add the position of Chairman of the Board of Directors as an officer of the corporation.

Previously the position of Chairman of the Board of Directors was not included in the list of officers of the corporation in Article V of the Bylaws, and this change was made to permit Mr. Adams to remain as an officer of the corporation following the appointment of Mr. Baker as CEO, which position was previously held by Mr. Adams.

As a result of the creation of a new office of the corporation, slight changes were made in other sections of the Bylaws to remove any conflict or inconsistency with the creation of the new office.

The full text of the Bylaws is filed as Exhibit 3.1 to this Current Report.

Item 5.07       Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on October 15, 2010.

Election of Directors.  The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of shareholders and until their successors are elected and qualified.

Nominees of the Board of Directors of the Company

Names	Votes For	Votes Withheld	Non-Votes
Fred R. Adams Jr.	36,739,045	4,504,988	2,916,731
Richard K. Looper	40,597,444	646,589	2,916,731
Adolphus B. Baker	38,439,133	2,805,180	2,916,451
Timothy A. Dawson	38,018,882	3,225,431	2,916,451
Letitia C. Hughes	41,072,390	171,923	2,916,451
James E. Poole	41,046,995	197,318	2,916,451
Steve W. Sanders	41,070,914	173,399	2,916,451

Ratification of the Appointment of Frazer Frost LLP as the Independent Registered Public Accountants of the Company for Fiscal 2011. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
44,094,336	40,833	25,515	80

Resolution proposed by The Humane Society of the United States concerning political contributions. The Company’s stockholders rejected the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
2,451,308	37,800,238	992,687	2,916,531

No other matters were voted upon at the annual meeting.

 Item 9.01.     Financial Statements and Exhibits

(c)	Exhibits

3.1	Bylaws, as amended.
99.1	Press Release issued by the Company on October 15, 2010

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 20, 2010	By:	/s/ Adolphus B. Baker
Adolphus B. Baker President and Chief Executive Officer